UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2021

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

Green Thumb Industries Inc. (the “Company”) is making this disclosure because its sales of equity securities not registered with the United States Securities and Exchange Commission (the “SEC”) since its Quarterly Report on Form 10-Q for the period ended March 31, 2021, filed with the SEC on May 13, 2021, in the aggregate, exceeds 1% of the number of shares of common stock outstanding as of May 1, 2021. In multiple unrelated transactions, the Company issued 4,215,466 of the Company’s subordinate voting shares to the sellers of equity interests of companies that own cannabis licenses for, and are engaged in, the cultivation, production and/or sale of cannabis and related products in the United States. These acquisitions, individually and in the aggregate, are not material to the Company. In addition, the Company issued 240,000 unregistered subordinate voting shares in resolution of a business dispute. All of these shares were issued in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date: July 2, 2021	/s/ Benjamin Kovler
Benjamin Kovler
Chief Executive Officer